Exhibit 10.1

JOINT SERVICES AGREEMENT

Dated as of July 12, 2021

This Joint Services Agreement (“Agreement”) is made and entered into as of the date first set forth above (the “Effective Date”), by and between (i) Clubhouse Media Group, Inc., a Nevada corporation (“CMGR”); (ii) FinTekk AP, LLC, a Texas limited liability company (“FinTekk”); and (iii) Rick Ware Racing, LLC, a North Carolina limited liability company (“RWR”). Each of CMGR, FinTekk and RWR may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, FinTekk and RWR are professional motorsports racing and marketing companies providing services focused specifically in the NASCAR Cup Series, NASCAR Xfinity Series, the IndyCar Racing Series, and the IMSA Sports Car Championship Series;

WHEREAS CMGR is a company that provides services in the social media influencer space and other social media spaces; and

WHEREAS, subject to the terms and conditions herein, FinTekk and RWR desire to provide certain services to CMGR, and CMGR desires to provide certain services to RWR;

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Engagement.

(a)	In exchange for the compensation as set forth herein and subject to the other terms and conditions hereinafter set forth, CMGR hereby engages FinTekk during the Term (as defined below), on a non-exclusive basis, to render the services to CMGR set forth in Section 2(a) as an independent contractor of CMGR, and FinTekk hereby accepts such engagement.

(b)	In exchange for the compensation as set forth herein and subject to the other terms and conditions hereinafter set forth, CMGR hereby engages RWR during the Term, on a non-exclusive basis, to render the services to CMGR set forth in Section 2(b) as an independent contractor of CMGR, and RWR hereby accepts such engagement.

(c)	In exchange for the compensation as set forth herein and subject to the other terms and conditions hereinafter set forth, hereby engages CMGR during the Term, on a non-exclusive basis, to render the services to RWR set forth in Section 2(c) as an independent contractor of RWR, and CMGR hereby accepts such engagement.

2. Services.

(a)	Subject to the terms and conditions herein and for the Term, FinTekk shall provide CMGR with the following services and such additional services as agreed to by CMGR and FinTekk in writing following the Effective Date (collectively, the “FinTekk-CMGR Services”), in each case subject to the other limitations below:

	(i)	FinTekk shall provide marketing and branding consulting services utilizing the RWR racing platform.

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(ii)	During the Term, FinTekk will promote CMGR as the primary brand for the NASCAR race events in which RWR participates in conjunction with the RWR platform. Consulting with RWR physical branding services shall include pre-race lettering and brand wrap(s) for the following:

(1)	Race cars branded renderings/graphics;
(2)	Trailers/haulers graphics;
(3)	Team/crew apparel;
(4)	Driver suits;
(5)	“Driver-CMGR Hero cards” and related materials for autograph and fan sessions; and
(6)	regular event related NASCAR national press releases, stories, team owner and driver interviews.

(b)	Subject to the terms and conditions and for the Term, RWR shall provide CMGR with the following services and such additional services as agreed to by CMGR and RWR in writing following the Effective Date (collectively, the “RWR-CMGR Services”), in each case subject to the other limitations below:

	(i)	RWR will provide racing car drivers including F-1/IndyCar driver Romain Grosjean and IMSA Asia Le Mans champion Cody Ware in Indycar and NASCAR, as well as NASCAR and development team drivers and athletes currently competing in motor racing. IndyCar branding will be in conjunction with existing annual sponsors including Nurtec and others.

	(ii)	RWR will engage and integrate its social media team with CMGR team members to collaborate, promote and market CMGR to the racing fan bases of NASCAR and IndyCar through the use of each other’s social and digital media platforms. Storylines and branding ideas to be generated and integrated by RWR and CMGR, and then distributed on each Party’s respective digital media platforms. Branding and messaging is subject to final approval of RWR, CMGR, NASCAR and any broadcasting partners.

(c)	Subject to the terms and conditions and for the Term, CMGR shall provide RWR with the following services and such additional services as agreed to by CMGR and RWR in writing following the Effective Date (collectively, the “CMGR-RWR Services”), in each case subject to the other limitations below:

	(i)	CMGR will engage and integrate its social media/influencer member network and production teams with RWR team members to collaborate, promote and market RWR racing efforts and story lines through various media platforms operated or familiar to CMGR.

	(ii)	Designated by CMGR, social media ‘Influencers” shall collaborate with CMGR and incorporate storylines and branding ideas to be generated by the Parties and integrated by RWR and CMGR into its respective digital media platforms. The branding and messaging is subject to the final approval of RWR, CMGR, NASCAR and any broadcast partners.

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(d)	With respect to the provisions in this Agreement which apply equally to the FinTekk-CMGR Services, the RWR-CMGR Services and the CMGR-RWR Services, the FinTekk-CMGR Services, the RWR-CMGR Services and the CMGR-RWR Services may be referred to herein individually as the “Services”. A Party providing any Services hereunder, with respect to the provision of such applicable Services, may be referred to as the “Providing Party”, and a Party receiving any such Services hereunder, with respect to the receipt of such applicable Services, may be referred to as the “Receiving Party”.

3. Additional Provisions and Limitations.

(a)	The “Services” hereunder will apply with respect to the following racing events (the “Events”):

DATE	EVENT	TRACK	LOCALE	NETWORK	BRANDING
7/18/21	Foxwoods Resort Casino 301	New Hampshire	Loudon, NH	NBCSN/PRN	Primary
10/3/21	Yellawood 500	Talladega	Talladega, AL	NBC/MRN	Primary
10/10/21	Bank of America Roval 400	Charlotte	Charlotte, NC	NBC/PRN	Primary
10/31/21	Xfinity 500	Martinsville	Martinsville, VA	NBC/MRN	Primary
11/7/21	NASCAR Cup Championship	Phoenix International	Phoenix, AZ	NBC/MRN	Primary
8-Aug-21	Big Machine Music City	Streets	Nashville, TN	NBC	Grosjean
14-Aug-21	Big Machine Spiked Coolers	Indy	Indianapolis, IN	NBC	Grosjean
21-Aug-21	Bommarito Automotive Group	WW Technology	St. Louis, MS	NBCSN	Grosjean
12-Sep-21	Grand Prix of Portland	Portland International	Portland, OR	NBC	Grosjean
9/19/2021	Firestone Grand Prix of Monterrey	Laguna Seca	Monterrey, Ca.	NBC	Grosjean
26-Sep-21	Acura Grand Prix of Long Beach	Streets	Long Beach, Ca.	NBCSN	Grosjean

(b)	Events which are noted as “Primary” in the table above relate to Events in which the racing asset/car dedicated to the CMGR brand for the weekend and that particular racing event. Car numbers and drivers may vary.

(c)	Events which are noted as “Grosjean” in the table above are defined as the brand logo designated on the racing asset/car in a key location for that particular type a racing car (in this case IndyCar) supported by the racing driver/personality for that racing event (Grosjean).

(d)	All Events for the NASCAR Cup Series or Xfinity Series races, IndyCar races and IMSA Sports Car races shall be televised on a national network such as NBC, NBCSN, FOX, CBS and others to be determined. Race day events shall be accompanied by outside media and press directed by RWR staff in conjunction with CMGR marketing executives.

(e)	During the Term, each Party shall cooperate with the other Parties and proceed, as promptly as is reasonably practicable, to seek to obtain all necessary consents and to endeavor to comply with all other legal or contractual requirements to facilitate the implementation of the terms of this Agreement.

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(f)	Notwithstanding the definition of the “Services” as set forth above, it is acknowledged and agreed by the Parties that none of the Parties carries any professional licenses, and is not rendering legal advice or performing accounting services, nor acting as an investment advisor or broker/dealer within the meaning of the applicable state and federal securities laws. The Services of a Providing Party hereunder shall not be exclusive nor shall a Providing Party be required to render any specific number of hours or assign specific personnel to any Receiving Party or its projects.

(g)	Notwithstanding the definition of the “Services” as set forth above, each Providing Party shall specifically not provide any of the following services to any Receiving Party: (i) negotiation for the sale of the Receiving Party’s securities or participation in discussions between the Receiving Party and the potential investors; (ii) assisting in structuring any transactions involving the sale of the Receiving Party’s securities; (iii) engage in any pre-screening of potential investors to determine their eligibility to purchase any securities or engaging in any pre-selling efforts for the Receiving Party’s securities; (iv) discuss details of the nature of the securities sold or whether recommendations were made concerning the sale of the securities; (v) engage in due diligence activities; (vi) provide advice relating to the valuation of or the financial advisability of any investments in the Receiving Party; or (vii) handle any funds or securities on behalf of the Receiving Party.

(h)	Providing Party will use its commercially reasonable efforts to provide the applicable Services using the best of its professional skills and in a manner consistent with generally accepted standards for the performance of such work.

(i)	Each Party acknowledges that each other Party is engaged in other business activities, and that it will continue such activities during the Term of this Agreement. No Party shall be restricted from engaging in other business activities during the Term.

4. Term; Termination.

(a)	The term of this Agreement shall commence on the Effective Date and shall continue until the first business day following the last Event as set forth above (i.e., the Phoenix championship race on the 2021 NASCAR official schedule), unless sooner terminated in accordance with the terms herein (the “Term”).

(b)	This Agreement and the Term may be terminated for convenience by any Party after 50% of the Events have concluded and with two (2) weeks’ prior written notice to the other Parties.

(c)	This Agreement and the Term may be terminated at any time by a Party, with notice to the other Parties, in the event that another other Party materially breaches the terms or conditions of this Agreement, and such breach is either not capable of cure or, if capable of cure, is not cured within three (3) days of written notice to the breaching Party.

(d)	Upon the termination or expiration of the Term, the Parties shall have no further obligations hereunder other than those which arose prior to such termination or which are explicitly set forth herein as surviving any such termination or expiration.

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5. Compensation and Expenses.

(a)	The compensation payable by a Receiving Party to a Providing Party hereunder shall be payable with respect to each of the Events, provided that the Term and this Agreement have not been terminated prior to the commencement of such Event (the “Event Compensation”). Each Event Compensation shall be issued, due and payable by the applicable Receiving Party to the applicable Providing Party based on schedules determined in Section 5(b) and 5(c) below. In the event that this Agreement and the Term are terminated prior to the commencement of such Event, no Event Compensation shall be due or payable by any Party to any other Party hereunder with respect to any Events occurring following the date of such termination, provided that, for the avoidance of doubt, the obligations to pay any Event Compensation with respect to Events which have been completed prior to such termination shall survive and remain effective.

(b)	Subject to the terms and conditions herein, in return for the provision by FinTekk of the FinTekk-CMGR Services, with respect to each Event, the Event Compensation payable by CMGR to FinTekk with respect to such Event shall be the issuance by CMGR to FinTekk of 51,146 shares of common stock, par value $0.001 per share (the “Common Stock”), of CMGR (the “Shares”). The Shares shall be issued of the first business day following the completion of the applicable Event.

(c)	Subject to the terms and conditions herein, in return for the provision by RWR of the RWR-CMGR Services, with respect to each Event, the Event Compensation payable by CMGR to RWR with respect to such Event shall be payment of the sum of $113,636, which shall be due and payable to RWR on the first business day following the completion of the applicable Event.

(d)	Subject to the terms and conditions herein, in return for the provision by CMGR of the CMGR-RWR Services, with respect to each Event, the Event Compensation payable by RWR to CMGR with respect to such Event shall be payment of the sum of $90,909, which shall be due and payable to CMGR on the second business day following the completion of the applicable Event.

(e)	The issuance of the Shares, and CMGR’s obligation to issue the Shares at any time, shall be subject to the pre-condition, if elected by CMGR, that FinTekk shall have delivered to CMGR as of the applicable date of issuance a certificate of FinTekk executed by an authorized officer of FinTekk, in form and substance as reasonably acceptable to CMGR, certifying and confirming that the representations and warranties of FinTekk as set forth in Section 8(b) are true and correct in all respects as of the date of such issuance, and a completed copy of the Accredited Status Verification Letter in the form as attached hereto as Exhibit A (the “Verification Letter”). FinTekk covenants and agrees that it shall deliver a completed copy of the Verification Letter prior to the first Event.

(f)	The Shares shall be unregistered shares of Common Stock. The Shares shall be issued in book-entry format and shall not be certificated unless requested by FinTekk.

(g)	Each Party shall be responsible for any and all taxes incurred by or payable by such Party with respect to all compensation or reimbursement of expenses or any other payments made to such Party hereunder. FinTekk shall be responsible for the payment of all taxes required to be paid in connection with the issuance of the Shares.

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6.	No Employee Status. The Parties also acknowledge and agree that each Parties are independent contractors of each other and no Party is an employee or agent of any other Party. As such, no party shall be liable for any employment tax, withholding tax, social security tax, worker’s compensation or any other tax, insurance, expense or liability with respect to any or all compensation, reimbursements and remuneration any other Party may receive hereunder, all of which shall be the sole responsibility of such other Party, and such other Party shall be solely responsible for the reporting and payment of, all pertinent federal, state, or local self-employment or income taxes, licensing fees, or any other taxes or assessments levied by governmental authorities, as well as for all other liabilities or payments related to those services. No Party, nor, as applicable, shall any of its agents, have employee status with any other Party or be entitled to participate in any plans, arrangements or distributions by such other Party pertaining to or in connection with any pension, stock, bonus, profit-sharing or similar benefits as may be available to such other Party’s employees.

7. Relationship of the Parties.

(a)	This Agreement does not create a relationship of principal and agent, joint venture, partnership or employment between the Parties. A Party’s engagement hereunder is not a franchise or business opportunity. No Party shall be liable for any obligations incurred by any other Party except as expressly provided herein.

(b)	No Party shall have authority to enter into contracts binding any other Party or to create any obligations or incur liabilities on behalf of any other Party. No Party shall act or represent itself, directly or by implication, as an agent of any other Party with any authority other than as set forth expressly in this Agreement.

(c)	Any person hired a Party shall be the employee of such Party and not of any other Party, and all compensation, payroll taxes, facilities and related expenses for any such employee shall be the sole responsibility of such first Party.

8. Representations and Warranties.

(a)	Representations and Warranties. Each Party represents and warrants hereunder that this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite corporate or limited liability company action of such Party; that such Party has the full right, power and capacity to execute, deliver and perform its obligations hereunder; and that this Agreement, upon execution and delivery of the same by such Party, will represent the valid and binding obligation of such Party enforceable in accordance with its terms, subject to the application of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity. The representations and warranties set forth herein shall survive the termination or expiration of this Agreement.

(b)	Representation and Warranties of FinTekk Related to the Shares. The representations and warranties set forth in this Section 8(b) are made on the Effective Date and thereafter shall be deemed re-made and re-given by FinTekk to CMGR on and as of each date that any Shares are issued to FinTekk hereunder.

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(i)	FinTekk is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

(ii)	FinTekk hereby represents that the Shares awarded pursuant to this Agreement are being acquired for FinTekk’s own account and not for sale or with a view to distribution thereof. FinTekk acknowledges and agrees that any sale or distribution of shares of Shares may be made only pursuant to either (a) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the shares being sold, or (b) a specific exemption from the registration requirements of the Securities Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for CMGR, prior to any such sale or distribution.

(iii)	FinTekk understands that the Shares are being offered and sold to FinTekk in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that CMGR is relying upon the truth and accuracy of, and FinTekk’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the FinTekk set forth herein in order to determine the availability of such exemptions and the eligibility of the FinTekk to acquire the Shares.

(iv)	FinTekk has been furnished with all documents and materials relating to the business, finances and operations of CMGR and information that FinTekk requested and deemed material to making an informed investment decision regarding FinTekk’s acquisition of the Shares. FinTekk has been afforded the opportunity to review such documents and materials and the information contained therein. FinTekk has been afforded the opportunity to ask questions of CMGR and its management. FinTekk understands that such discussions, as well as any written information provided by CMGR, were intended to describe the aspects of CMGR’s business and prospects which CMGR believes to be material, but were not necessarily a thorough or exhaustive description and CMGR makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than CMGR. Some of such information may include projections as to the future performance of CMGR, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond CMGR’s control. Additionally, FinTekk understands and represents that FinTekk is acquiring the Shares notwithstanding the fact that CMGR may disclose in the future certain material information that the FinTekk has not received. FinTekk has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to FinTekk’s investment in the Shares. FinTekk has full power and authority to make the representations referred to herein, to acquire the Shares and to execute and deliver this Agreement. FinTekk, either personally, or together with FinTekk’s advisors has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, is able to bear the risks of an investment in the Shares and understands the risks of, and other considerations relating to, a purchase of the Shares. FinTekk and FinTekk’s advisors have had a reasonable opportunity to ask questions of and receive answers from CMGR concerning the Shares. FinTekk’s financial condition is such that FinTekk is able to bear the risk of holding the Shares that FinTekk may acquire pursuant to this Agreement for an indefinite period of time, and the risk of loss of FinTekk’s entire investment in CMGR. FinTekk has investigated the acquisition of the Shares to the extent FinTekk deemed necessary or desirable and CMGR has provided FinTekk with any reasonable assistance FinTekk has requested in connection therewith. No representations or warranties have been made to FinTekk by CMGR, or any representative of CMGR, or any securities broker/dealer, other than as set forth in this Agreement.

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(v)	FinTekk acknowledges and agrees that an investment in the Shares is highly speculative and involves a high degree of risk of loss of the entire investment in CMGR and there is no assurance that a public market for the Shares will ever develop and that, as a result, FinTekk may not be able to liquidate FinTekk’s investment in the Shares should a need arise to do so. FinTekk is not dependent for liquidity on any of the amounts FinTekk is investing in the Shares. FinTekk has full power and authority to make the representations referred to herein, to acquire the Shares and to execute and deliver this Agreement. FinTekk understands that the representations and warranties herein are to be relied upon by CMGR as a basis for the exemptions from registration and qualification of the issuance and sale of the Shares under the federal and state securities laws and for other purposes.

(vi)	FinTekk understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

(vii)	FinTekk understands that until such time as the Shares has been registered under the Securities Act or may be sold pursuant to Rule 144, Rule 144A under the Securities Act or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Shares):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

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9.	Trade Names and Trademarks. Each Party agrees that it will use only such trade names, trademarks or other designations of any other Party or any simulations thereof as may be authorized in writing by such other Party. All such use shall be in accordance with such other Party’s instructions and any such authorization may be withdrawn or modified at any time. Each Party will, in the event this Agreement is terminated, cease all use of any other Party’s trade names, trademarks or other designations or other simulations thereof. Each Party will not register or attempt to register or assert any right of ownership in any other Party’s trade names, trademarks or other designations or any simulations thereof.

10.	Confidential Information.

(a)	For purposes of this Agreement, and except as provided below, “Confidential Information” of a Party (the “Disclosing Party”) shall mean any confidential, proprietary or trade secret information, data or know-how which relates to the business, research, services, products, customers, suppliers, employees, or financial information of Disclosing Party or any of its subsidiaries or parent entities, including, but not limited to, product or service specifications, designs, drawings, prototypes, computer programs, models, business plans, marketing plans, financial data, financial statements, financial forecasts and statistical information, in each case that is marked as confidential, proprietary or secret, or with an alternate legend or marking indicating the confidentiality thereof or which, from the nature thereof should reasonably be expected to be confidential or proprietary, and any other Material Non-Public Information (as defined below), in each case which is disclosed by Disclosing Party or on its behalf, before or after the date hereof, to another Party (the “Receiving Party”) either in writing, orally, by inspection or in any other form or medium. Any technical or business information of a third person furnished or disclosed shall be deemed “Confidential Information” of Disclosing Party unless otherwise specifically indicated in writing to the contrary.

(b)	For purposes of this Agreement, and except as provided below, “Material Non-Public Information” shall mean any information obtained by a FinTekk or RWR hereunder, whether otherwise constituting Confidential Information or not, with respect to which there is a substantial likelihood that a reasonable investor would consider such information important or valuable in making any of his, her or its investment decisions or recommendations to others with respect to CMGR or any of its equity securities or debt, or any derivatives thereof, or information that is reasonably certain to have a substantial effect on the price of CMGR’s securities or debt, or any derivatives thereof, whether positive or negative.

(c)	For a period of five (5) years from the date of its receipt, Receiving Party agrees to use the Confidential Information only for the purpose of performing or receiving the Services, as applicable (the “Purpose”) and shall use reasonable care not to disclose Confidential Information to any non-affiliated third party, such care to be at least equal to the care exercised by Receiving Party as to Receiving Party’s own Confidential Information, which standard of care shall not be less than the current industry standard in effect as of the date of such receipt. Receiving Party agrees that it shall make disclosure of any such Confidential Information only to employees (including temporary and leased employees subject to a confidentiality obligation), officers, directors, attorneys and wholly owned subsidiaries (collectively, “Representatives”), to whom disclosure is reasonably necessary for the Purpose. Receiving Party shall appropriately notify such Representatives that the disclosure is made in confidence and shall be kept in confidence in accordance with this Agreement. Receiving Party shall be responsible for the failure of Receiving Party’s Representatives to comply with the terms of this Agreement.

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(d)	In addition, each of FinTekk and RWR agree that, for as long as any information, including Confidential Information, continues to meet the definition of Confidential Information as set forth herein, each of FinTekk and RWR shall not (1) buy or sell any securities or derivative securities of or related to CMGR or any of its subsidiaries or parent entities, or any interest therein or (2) undertake any actions or activities that would reasonably be expected to result in a violation of the Securities Act or the rules and regulations thereunder, or of the Securities Exchange Act of 1934, as amended, including, without limitation, Section 10(b) thereunder, or the rules and regulations thereunder, including, without limitation, Rule 10b-5 promulgated thereunder.

(e)	Without the prior consent of Disclosing Party, Receiving Party shall not remove any proprietary, copyright, trade secret or other protective legend from the Confidential Information.

(f)	Receiving Party acknowledges that the Confidential Information disclosed hereunder may constitute “Technical Data” and may be subject to the export laws and regulations of the United States. Receiving Party agrees it will not knowingly export, directly or indirectly, any Confidential Information or any direct product incorporating any Confidential Information, whether or not otherwise permitted under this Agreement, to any countries, agencies, groups or companies prohibited by the United States Government unless proper authorization is obtained.

(g)	Nothing herein shall be construed as granting to Receiving Party or Receiving Party’s affiliates any right or license to use or practice any of the information defined herein as Confidential Information and which is subject to this Agreement as well as any trade secrets, know-how, copyrights, inventions, patents or other intellectual property rights now or hereafter owned or controlled by the of Disclosing Party.

(h)	The obligations imposed in this Agreement shall not apply to any information that:

(i)	was already in the possession of Receiving Party at the time of disclosure without restrictions on its use or is independently developed by Receiving Party after the Effective Date, provided that the person or persons developing same have not used any information received from Disclosing Party in such development, or is rightfully obtained from a source other than from Disclosing Party;

(ii)	is in the public domain at the time of disclosure or subsequently becomes available to the general public through no fault of Receiving Party;

(iii)	is obtained by Receiving Party from a third person who is under no obligation of confidence to Disclosing Party; or

(iv)	is disclosed without restriction by Disclosing Party.

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(i)	Receiving Party may disclose such Confidential Information as required to be disclosed pursuant to the order of a court or administrative body of competent jurisdiction or a government agency, provided that Receiving Party shall notify Disclosing Party prior to such disclosure and shall cooperate with Disclosing Party in the event Disclosing Party elects to legally contest, request confidential treatment, or otherwise avoid such disclosure and shall thereafter only disclose such portion of the Confidential Information as legally required to disclose.

(j)	Upon termination of this Agreement for any reason or upon request by Disclosing Party made at any time, all Confidential Information, together with any copies of same as may be authorized herein, shall be returned to Disclosing Party, or destroyed and certified as such by an officer of Receiving Party. Receiving Party may retain one copy of all written Confidential Information for Receiving Party’s files for reference in the event of a dispute hereunder.

(k)	As between Disclosing Party and Receiving Party, the Confidential Information and any Derivative thereof (as defined below), whether created by Disclosing Party or Receiving Party, will remain the property of Disclosing Party. For purposes of this Agreement, “Derivative” shall mean: (i) for copyrightable or copyrighted material, any translation, abridgement, revision or other form in which an existing work may be recast, transformed or adapted, and which constitutes a derivative work under the copyright laws of the United States; (ii) for patentable or patented material, any improvement thereon; and (iii) for material which is protected by trade secret, any new material derived from such existing trade secret material, including new material which may be protected by copyright, patent and/or trade secret.

11. Indemnification. In the event any Party (the “Indemnified Party”) is subject to any action, claim or proceeding resulting from another Party’s (the “Indemnifying Party”) gross negligence or breach of this Agreement or the representations, warranties, covenants and agreements herein, the Indemnifying Party agrees to indemnify and hold harmless the Indemnified Party from any such action, claim or proceeding. Indemnification shall include all fees, costs and reasonable attorneys’ fees that the Indemnified Party may incur. In claiming indemnification hereunder, the Indemnified Party shall promptly provide the Indemnifying Party written notice of any claim that the Indemnified Party reasonably believes falls within the scope of this Agreement. The Indemnified Party may, at its expense, assist in the defense if it so chooses, provided that the Indemnifying Party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the Indemnified Party shall not be final without the Indemnified Party’s written consent. Any liability of an Indemnifying Party and its officers, directors, controlling persons, employees or agents shall not exceed the amount of fees actually paid to such Indemnifying Party pursuant this Agreement.

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12. Miscellaneous.

(a)	Notices. All notices under this Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by other reliable form of electronic communication; or personally. Mailed notices shall be deemed delivered five (5) days after mailing, properly addressed. Couriered notices shall be deemed delivered on the date that the courier warrants that delivery will occur. Electronic communication notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Any Party may change its address by giving notice, in writing, stating its new address, to the other Parties. Subject to the forgoing, notices shall be sent as follows:

If to CMGR:

Clubhouse Media Group, Inc.

Attn: Amir Ben-Yohanan

201 Santa Monica Blvd., Suite 300

Santa Monica, California 90401

Email: amir_yoh@yahoo.com

If to FinTekk, to:

FinTekk AP, LLC

Attn: Mr. Kevin P. O’Connell

2951 Marina Bay Dr. Ste. 130-221

Houston, Tx. 77573

Email:

If to RWR:

Rick Ware Racing, LLC

Attn: Mr. Rick Ware

329 Rolling Hills Rd.

Mooresville, NC 28117

Email:

(b)	Accuracy of Statements. Each Party represents and warrants that no representation or warranty contained in this Agreement, and no statement delivered or information supplied to any other Party pursuant hereto, contains an untrue statement of material fact or omits to state a material fact necessary in order to make the statements or information contained herein or therein not misleading. The representations and warranties made in this Agreement will be continued and will remain true and complete in all material respects and will survive the execution of the transactions contemplated hereby.

(c)	Entire Agreement. This Agreement sets forth all the promises, covenants, agreements, conditions and understandings between the Parties, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as herein or therein contained.

(d)	Survival. The provisions of Section 8(b), Section 9, Section 10, Section 11 and Section 12 of this Agreement, and any additional provisions as required to effect any of such Sections, shall survive any termination or expiration hereof, and provided that no expiration or termination of this Agreement shall excuse a Party for any liability for obligations arising prior to such expiration or termination.

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(e)	Binding Effect; Assignment. This Agreement shall be binding upon the Parties, their heirs, administrators, successors and assigns. No Party may otherwise assign or transfer its interests herein, or delegate its duties hereunder, without the written consent of the other Parties. Any assignment or delegation of duties in violation of this provision shall be null and void.

(f)	Amendment. The Parties hereby irrevocably agree that no attempted amendment, modification, termination, discharge or change (collectively, “Amendment”) of this Agreement shall be valid and effective, unless the Parties shall unanimously agree in writing to such Amendment.

(g)	No Waiver. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the Party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver. No failure to exercise and no delay in exercising on the part of any of the Parties any right, power or privilege under this Agreement shall operate as a waiver of it, nor shall any single or partial exercise of any other right, power or privilege preclude any other or further exercise of its exercise of any other right, power or privilege

(h)	Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

(i)	Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

(j)	Governing Law; Etc.

(i)	This Agreement, and all matters based upon, arising out of or relating in any way to the transactions contemplated herein, including all disputes, claims or causes of action arising out of or relating to this Agreement or the transactions contemplated herein as well as the interpretation, construction, performance and enforcement of this Agreement, shall be governed by the laws of the United States and the State of New York, without regard to any jurisdiction’s conflict-of-laws principles, provided that to the extent that the laws of the State of Nevada are required to apply herein with respect to the issuance of the Shares, such laws shall so apply.

(ii)	SUBJECT TO SECTION 12(k), ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE CONTEMPLATED TRANSACTIONS SHALL BE INSTITUTED SOLELY IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK, IN EACH CASE LOCATED IN NEW YORK CITY, NEW YORK, AND EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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(iii)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(j)(ii).

(iv)	Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

(k)	Resolution of Disputes. Except as otherwise provided herein, all controversies, disputes or actions between the Parties arising out of this Agreement, including their respective Affiliates, owners, officers, directors, agents and employees, arising from or relating to this Agreement shall on demand of either Party be submitted for arbitration to in accordance with the rules and regulations of the American Arbitration Association. The arbitration shall be conducted by one arbitrator jointly selected by each Party who is a party to the Dispute, provided, however, that if such Parties are unable to agree on the identity of the arbitrator within 10 Business Days of commencement of efforts to do so, each Party who is a party to the Dispute shall select one arbitrator and the arbitrators so selected shall select a final arbitrator, and the final arbitrator shall conduct the arbitration alone. The Parties agree that, in connection with any such arbitration proceeding, each shall submit or file any claim which would constitute a compulsory counterclaim (as defined by Rule 13 of the Federal Rules of Civil Procedures) within the same proceeding as the claim to which it relates. Any such claim which is not submitted or filed in such proceeding shall be barred. The arbitrator shall be instructed to use every reasonable effort to perform its services within seven days of request, and, in any case, as soon as practicable. The Parties agree to be bound by the provisions of any limitation on the period of time by which claims must be brought under New York law or any applicable federal law. The arbitrator(s) shall have the right to award the relief which he or she deems proper, consistent with the terms of this Agreement, including compensatory damages (with interest on unpaid amounts from due date), injunctive relief, specific performance, legal damages and costs. The award and decision of the arbitrator(s) shall be conclusive and binding on all Parties, and judgment upon the award may be entered in any court of competent jurisdiction. Any right to contest the validity or enforceability of this award shall be governed exclusively by the United States Arbitration Act. The arbitration shall be conducted in New York City, New York. The provisions of this Section 12(k) shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

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(l)	Severability; Expenses; Further Assurances. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible. Other than as specifically set forth herein, unless otherwise agreed to by the Parties in writing (which may be evidenced by email communication between the applicable Parties), each Party shall be responsible for its own costs and expenses incurred in connection with the provision or receipt of any Services and for such Party’s costs and expenses related to the transactions set forth herein. The Parties shall from time to time do and perform any additional acts and execute and deliver any additional documents and instruments that may be required by law or reasonably requested by any Party to establish, maintain or protect its rights and remedies under, or to effect the intents and purposes of, this Agreement.

(m)	Specific Performance. Each Party agrees that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that each Party shall be entitled to seek specific performance of the terms hereof in addition to any other remedy at law or in equity.

(n)	Consequential Damages. EACH PARTY WAIVES ANY AND ALL CLAIMS AGAINST ANY OTHER PARTY FOR ANY LOSS, COST, DAMAGE, EXPENSE, INJURY OR OTHER LIABILITY WHICH IS IN THE NATURE OF INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES WHICH ARE SUFFERED OR INCURRED AS THE RESULT OF, ARISE OUT OF, OR ARE IN ANY WAY CONNECTED TO THE PERFORMANCE OF THE OBLIGATIONS UNDER THIS AGREEMENT.

(o)	Attorneys’ Fees. If any Party hereto is required to engage in litigation against any other Party, either as plaintiff or as defendant, in order to enforce or defend any rights under this Agreement, and such litigation results in a final judgment in favor of such Party (“Prevailing Party”), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorneys’ fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party’s rights hereunder.

(p)	Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to confer upon any other person or entity any rights or remedies of any nature whatsoever under or by reason of this Agreement other than as specifically set forth herein.

(q)	Execution in Counterparts, Electronic Transmission. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. The signature of any Party which is transmitted by any reliable electronic means such as, but not limited to, a photocopy, electronically scanned or facsimile machine, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature or an original document.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Clubhouse Media Group, Inc.

By:	/s/ Chris Young
Name:	Chris Young
Title:	President

FinTekk AP, LLC

By:	/s/ Kevin P. O’Connell
Name:	Kevin P. O’Connell
Title:	President

By:	/s/ Rick Ware
Name:	Rick Ware
Title:	President

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Exhibit A

[CERTIFIER LETTERHEAD]

Accredited Status Certification Letter

July _________, 2021

Clubhouse Media Group, Inc.

Attn: Amir Ben-Yohanan

201 Santa Monica Blvd., Suite 300

Santa Monica, California 90401

Via Email: amir_yoh@yahoo.com

Re:	Determination of Accredited Status

Dear Mr. Ben-Yohanan:

FinTekk AP, LLC, a Texas limited liability company (“Client”) has asked us to provide Clubhouse Media Group, Inc. (the “Company”) with this letter to assist you in your determination of whether Client is an “accredited investor” as defined in Rule 501(a) of the Securities Act of 1933, as amended (the “Securities Act”).

[I/We] hereby certify that [I/we] [am/are] (please check the appropriate box):

[ ]	a registered broker-dealer, as defined in the Securities Exchange Act of 1934;

[ ]	an investment adviser registered with the Securities and Exchange Commission;

[ ]	a licensed attorney in good standing under the laws of the jurisdictions in which I am admitted to practice law; or

[ ]	a certified public accountant in good standing under the laws of the place of my residence or principal office.

Based solely on a review of the Client Materials (as defined below), the undersigned hereby advises you that Client satisfies one or more of the following criteria (check all boxes that apply):

[ ]	An entity in which all of the beneficial equity owners of are Accredited Individual Investors (as defined below).

[ ]	A entity (in this case a limited liability company) which has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the securities offered.

For purposes herein, “Accredited Individual Investors” means (i) a natural person whose individual “net worth,” or joint net worth with such persons spouse, exceeds $1,000,000; or (ii) a natural person who had an individual income in excess of $200,000 in each of the two most-recent years or joint income with such person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

Exhibit A – Page 1

We draw your attention to the fact that the determination of whether a person is an accredited investor is a factual question and therefore not susceptible to a legal opinion. Accordingly, this letter is not a legal opinion and we make no representations about whether Client is an accredited investor or whether this letter is sufficient for your purposes. In connection with this letter, we have examined and relied upon the original or copies of one or more of the following documents (the “Client Materials”):

● The following tax documents to the extent applicable to Client:

○	Tax returns for the years [ ] and [ ] (each, a “Tax Year”) filed by Client (the “Tax Returns”), accompanied by a certificate of the Client that that the copies of the Tax Returns provided were true, correct and complete, filed with the appropriate office of the Internal Revenue Service, prepared in full compliance with applicable law and governmental regulations and have not been amended.

○	Form 1099 filed with the Internal Revenue Service by Client for the two most-recent years.

○	Schedule K-1 of Form 1065 filed with the Internal Revenue Service by Client for the two most recent-years.

○	Form W-2 issued by the Internal Revenue Service to Client for the two most recent-years.

○	Other Internal Revenue Service documents (please specify): ______________________

● Bank statements, brokerage statements and other statements of securities holdings, certificates of deposit, tax assessments, or appraisal reports issued by independent third parties to Client, dated within three months of the date of this Letter.

● A consumer or credit report from at least one of the nationwide consumer reporting agencies indicating Client’s liabilities, dated within three months of the date of this Letter;

● Other documents (please specify): ___________________________________________.

We have not conducted any other investigation or inquiries of Client, and have not determined whether the above documents were accurately prepared, agree with source documents, were properly filed or otherwise.

By rendering this letter, we do not intend to waive any attorney-client privilege, as applicable. This letter is limited to the matters set forth herein and speaks only as of the date hereof. Nothing may be inferred or implied beyond the matters expressly contained herein. This letter may be relied upon by you and only you in connection with an offering under Rule 506(c) and only for 30 days from the date of this letter. This letter may not be used, quoted from, referred to or relied upon by you or by any other person for any other purpose, nor may copies be delivered to any other person, without in each instance our express prior written consent. We assume no obligation to update this letter.

Exhibit A – Page 2

Very truly yours,

[CERTIFIER]:

By:
Name:
Title:

Exhibit A – Page 3